UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT Pursuant to Section 13 or 15(d) The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31300 (Commission File Number)	76-0517977 (IRS Employer Identification No.)

700 North Sam Houston Parkway West, Suite 200 Houston, Texas (Address of principal executive offices)		77067 (Zip Code)

832-353-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On December 4, 2009, ExpressJet Holdings, Inc. (the Company”) filed a Current Report on Form 8-K disclosing that Jim Ream, President and Chief Executive Officer, will be retiring from the Company effective January 1, 2010 and that the Board of Directors of the Company appointed T. Patrick Kelly, a current member of the Board, to serve as interim Chief Executive Officer of the Company effective January 4, 2010.

            The Company is filing this Current Report on Form 8-K/A to report that on December 29, 2009, the Human Resources Committee of the Board approved a monthly salary of $50,000 for Mr. Kelly in his role as Interim CEO; however, consistent with the concessions of the Company’s labor groups and as part of the Company’s overall cost-saving initiatives, Mr. Kelly requested that the offered salary be reduced by 10% to $45,000 and the Human Resources Committee agreed to Mr. Kelly’s request.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: January 4, 2010	/s/ Phung Ngo-Burns
Phung Ngo-Burns Vice - President and Chief Financial Officer